AMENDMENT NO. 14 TO AMENDED AND RESTATED
                     AGREEMENT OF LIMITED PARTNERSHIP
                                    OF
       PRUDENTIAL-BACHE/A.G. SPANOS GENESIS INCOME PARTNERS L.P., I

          This Amendment dated August 12, 1998 to the Amended and Restated Agreement of Limited Partnership of Prudential-Bache/A.G. Spanos Genesis Income Partners L.P., I, dated as of January 15, 1987, as amended and restated as of February 17, 1987, and as amended as of June 3, July 2, August 3 and 20, September 10, October 2, December 4 and 18, 1987 and February 1, March 8 and 25, April 28 and August 12, 1988 (the "Partnership Agreement").

          Pursuant to written consents received from Unitholders holding a majority of the outstanding Units of the Partnership, Paragraph 15.4.20 of the Partnership Agreement is hereby amended to read in full as follows:

     15.4.20   except as provided in Article 9, and
     Paragraphs 15.2.15, 15.4.4, 15.4.25 and 15.4.26, purchase or lease real property from the Partnership or sell or lease real property to the Partnership, provided, however, that an Affiliate of the Spanos General Partner may bid for, and if such bid is successful purchase, any or all of the Properties in a public auction held pursuant to the order of a court with jurisdiction over the Partnership, the General Partners, the Special Limited Partners, the Limited Partners and the Unitholders.

          Except as otherwise provided above, the Partnership Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date hereof.
                         GENERAL PARTNERS:

                         BACHE GENERAL PARTNER:
                              PRUDENTIAL-BACHE PROPERTIES, INC.:

                         By: /s/Brian J. Martin, President
                             ----------------------------

                       SPANOS GENERAL PARTNER:
                              A.G. SPANOS RESIDENTIAL PARTNERS-86,
                              A CALIFORNIA LIMITED PARTNERSHIP

                         By:  AGS FINANCIAL CORPORATION,
                              General Partner

                              By: /s/Arthur J. Cole, President
                                  -----------------------------

                         By:  A.G. SPANOS REALTY, INC.,
                              General Partner

                              By: /s/Arthur J. Cole, Vice President
                                  ---------------------------------

                         ASSIGNOR LIMITED PARTNER:

                         RESIDENTIAL PORTFOLIO DEPOSITORY CORP.

                         By:  /s/Arthur J. Cole, Assistant Secretary
                              --------------------------------------

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